EXHIBIT 99.1(b)

                            EATON VANCE GROWTH TRUST
                   (formerly called Eaton Vance Growth Fund)

                       AMENDMENT TO DECLARATION OF TRUST


                                August 18, 1992


         AMENDMENT, made August 18, 1992, to the Declaration of Trust made May 25, 1989 (hereinafter called the "Declaration") of Eaton Vance Growth Fund, a Massachusetts business trust (hereinafter called the "Trust"), by the undersigned being at least a majority of the Trustees of the Trust in office on August 18, 1992.


         WHEREAS, Section 7 of Article XIV of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;


         WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;


         NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

         1. The caption at the head of the Declaration is hereby amended to read as follows:

                            EATON VANCE GROWTH TRUST

         2.  Article I of the Declaration is hereby amended to read as follows:

                                   ARTICLE I

                                      NAME

         This Trust shall be known as Eaton Vance Growth Trust.
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         IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 18th day of August, 1992.



/s/ Landon T. Clay                                   /s/ Samuel L. Hayes, III
-----------------                                    ------------------------
Landon T. Clay                                       Samuel L. Hayes, III


/s/ Donald R. Dwight                                 /s/ Norton H. Reamer
-------------------                                  ------------------------
Donald R. Dwight                                     Norton H. Reamer


/s/ James B. Hawkes                                  /s/ John L. Thorndike
-------------------                                  ------------------------
James B. Hawkes                                      John L. Thorndike


                           -----------------------
                           Jack L. Treynor